Exhibit 99.1
Hyde Park Acquisition Corp.

FOR IMMEDIATE RELEASE

HYDE PARK ACQUISITION CORP. COMPLETES ACQUISITION OF ESSEX CRANE RENTAL CORP.

NEW YORK, NY - October 31, 2008 - Hyde Park Acquisition Corp. (OTCBB: HYDQ; HYDQW; HYDQU) (“Hyde Park”) today announced the completion of its acquisition of privately held Essex Holdings LLC and its subsidiary, Essex Crane Rental Corp. (“Essex”). The acquisition was completed after Hyde Park’s shareholders voted to approve the acquisition at Hyde Park’s special meeting of stockholders held earlier in the day. In conjunction with the acquisition, Hyde Park changed its name to Essex Rental Corp.

Ron Schad, Essex’s President and CEO, said, "We appreciate the support of the shareholders of Hyde Park and are looking forward to Essex’s future as a public company. We are focused on building long-term value for our shareholders, and intend to pursue a variety of organic and acquisition-driven growth opportunities. We will continue to reposition our crane rental fleet away from lower lifting capacity cranes and towards higher lifting capacity equipment, which has historically produced higher monthly average rental rates and higher utilization rates. We are excited about the pace of new contract-related activity, the addition of new equipment to the fleet, and the continued strength of Essex’s end markets, including infrastructure and energy, and look forward to our future with confidence.”

Laurence Levy, Chairman of Hyde Park (who remains Chairman of Essex Rental Corp.), commented, "We are very pleased that we are able to consummate this acquisition with a company of Essex’s calibre. As previously announced, the Company’s operating performance has demonstrated significant year-over-year improvement, allowing us to continue to exceed the March 2008 projections upon which the transaction value was predicated. Essex is a market leader in the heavy lift crane segment, has a diverse customer base, addresses growing end markets, and operates under a business model characterized by low operational risk and attractive margins. As a significant stockholder and Chairman of the Board of Directors, I look forward to working closely with the Essex senior management team in support of the Company’s strategic growth objectives.”

Hyde Park (now known as Essex Rental Corp.) is seeking to transfer the listing of its securities from the Over-The Counter Bulletin Board to the NASDAQ Capital Market as soon as possible.

Katten Muchin Rosenman LLP acted as legal advisor to Hyde Park in connection with the acquisition of Essex, and Macquarie Capital (USA), Inc. acted as financial advisor.

About Essex Rental Corp.
Headquartered in Chicago, Essex Rental Corp. is one of North America's largest providers of lattice-boom crawler crane and attachment rental services. With over 350 cranes and attachments in its fleet, Essex supplies cranes for construction projects related to power generation, petro-chemical, refineries, water treatment & purification, bridges, highways, hospitals, shipbuilding, offshore oil fabrication and industrial plants, and commercial construction.

This press release contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent and belief or current expectations of Essex and its management team. These statements may be identified by the use of words like “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “plan”, “will”, “should”, “seek” and similar expressions. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from Hyde Park’s and Essex’s expectations include, without limitation, the continued ability of Essex to successfully execute its business plan, demand for the products and services Essex provides, general economic conditions, geopolitical events and regulatory changes, as well has other relevant risks detailed in Hyde Park’s filings with the Securities and Exchange Commission. Hyde Park undertakes no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

CONTACT:	-OR-	INVESTOR RELATIONS:
Essex Rental Corp.		The Equity Group Inc.
Martin Kroll		Melissa Dixon
Senior Vice President and Chief Financial Officer		Senior Account Executive
(847) 215-6502 / mkroll@essexcrane.com		(212) 836-9613 / mdixon@equityny.com

Devin Sullivan
Senior Vice President
(212) 836-9608 / dsullivan@equityny.com